UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2017
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas 77002
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2017, the Board of Directors of GP Natural Resource Partners LLC (“GP Natural Resource Partners”), the general partner of the general partner of Natural Resource Partners L.P. (“NRP”), elected Jennifer L. Odinet as Chief Accounting Officer of GP Natural Resource Partners effective October 2, 2017. There is no arrangement or understanding between Mrs. Odinet and any other person pursuant to which she was appointed the position at NRP. Mrs. Odinet does not have any family relationships with any director or executive officer of NRP or any person nominated or chosen to become a director or executive officer of NRP.

Jennifer L. Odinet, 39, will join GP Natural Resource Partners LLC as Chief Accounting Officer on October 2, 2017. Mrs. Odinet most recently served as Director, Financial Reporting for Cabot Oil & Gas Corporation. Prior to joining Cabot, Mrs. Odinet was a Senior Manager in the Assurance practice for PricewaterhouseCoopers LLC from June 2000 to April 2010.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its general partner

	By:	GP Natural Resource Partners LLC
its general partner

Date: September 28, 2017	By:	/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel